EXHIBIT 23.1



                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 333-76988), Form S-3 (File No. 333-75240), Form S-3 (File No. 333-73410), Form S-3 (File No. 333-72018), Form S-3 (File No.
333-66976),  Form S-3  (File  No.  333-62257),  Form S-8 and Form S-3  (File No.
333-62137),  Form S-8 (File No.  333-81451) and Form S-8 (File No. 333-46250) of
our report dated February 12, 2002 on our audits of the financial statements and financial statement schedules of XL Capital Ltd as at December 31, 2001.


PRICEWATERHOUSECOOPERS LLP
New York, New York
March 21, 2002